Exhibit 16.1




                       TULLIUS TAYLOR SARTAIN & SARTAIN


                              February 15, 2006


Securities and Exchange Commission
Washington, D.C.  20549


Commissioners:

We have read ADDvantage Technologies Group, Inc.'s statements included under
Item 4.01 of its Form 8-K for February 13, 2006, and we agree with such statements concerning our Firm.




TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma